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                                                                       Exhibit 1

                                    AGREEMENT
                          JOINT FILING OF SCHEDULE 13G


                  The undersigned hereby agree to file jointly the Statement on
Schedule 13G (the "Statement") relating to the Common Stock, $.01 par value per share and the Class A Voting Debentures of Alliance Communications Corp., and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

                  It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

                  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 25th day of November, 1998.

                                            OMI QUEBEC INC.


                                            By: /s/ Ewout Heersink
                                              --------------------------------
                                                Name: Ewout Heersink
                                                Title: Vice President


                                            By: /s/ Glenn Wight
                                              --------------------------------
                                                Name: Glenn Wight
                                                Title: Director


                                            ONEX CORPORATION


                                            By: /s/ Donald W. Lewtas
                                              --------------------------------
                                                Name: Donald W. Lewtas
                                                Title: Authorized Signatory

                                              /s/ Donald W. Lewtas
                                              --------------------------------
                                              Authorized Signatory for
                                              GERALD SCHWARTZ